Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-165579 and 333-180330), the Registration Statement on Form S-4 (No. 333-170754) and the Registration Statements on Form S-8 (Nos. 333-181258, 333-142724, 333-121364, and 333-63144) of Northeast Utilities of our report dated February 6, 2012 relating to the financial statements of NSTAR, which appears in this Current Report on Form 8-K/A of Northeast Utilities filed on June 15, 2012.

PricewaterhouseCoopers LLP

Boston, Massachusetts

June 15, 2012